UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 1, 2007

Familymeds Group, Inc.
(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032-1968
(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2007, in connection with the Company’s Plan of Complete Liquidation and Dissolution, the employment agreement of Edgardo A. Mercadante, the Company’s Chief Executive Officer and President, was involuntarily terminated. In accordance with his employment agreement, as previously disclosed, the Company will pay to Mr. Mercadante his severance, in the amount of the sum of two year’s compensation and other benefits. Notwithstanding the termination of his employment agreement, Mr. Mercadante has agreed to continue to serve as the Company’s Chief Executive Officer and President, for no additional pay or benefits, to assist the Company with its Plan of Complete Dissolution and Liquidation. Additionally, Mr. Mercadante will continue to serve as Chairman of the Board of Directors of the Company.

Also on June 1, 2007, Mr. James S. Beaumariage, Senior Vice President of Operation for Familymeds, Inc. was involuntarily terminated and Ms. Allison D. Kiene was replaced by Mr. Mercadante as Secretary for Familymeds Group, Inc.

Further, on June 1, 2007, the Board of Directors named James E. Searson Principal Accounting and Financial Officer, Treasurer and Assistant Secretary.

Mr. Searson has served on the Company’s board of directors since February 24, 2005. Since April 13, 2006, he has served as the Company’s Chief Operating Officer. From May 23, 2005 to April 13, 2006, he served as the Company’s Chief Financial Officer. A certified public accountant, Mr. Searson worked at Ernst & Young from 1975 through 2004, most recently as an audit partner who managed the firm’s office in Hartford, CT.

As previously disclosed, on August 14, 2006, the Company entered into an employment agreement with Mr. Searson. The initial term of Mr. Searson’s agreement terminates on May 2, 2008. The agreement provides for a base salary of $275,000. Upon involuntary termination other than for cause, the Company is required to continue to pay to Mr. Searson one year’s severance equal to the amount of the compensation and other benefits to which he was entitled at the time of termination. Mr. Searson has agreed to assist the Company through the dissolution and liquidation process. The Company expects to terminate Mr. Searson’s employment by the end of the third quarter of 2007 and has agreed to pay his severance, in the amount of the sum of one year’s compensation and other benefits, in three equal monthly installments commencing on June 1, 2007.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FAMILYMEDS GROUP, INC.

By: /s/ Edgardo A. Mercadante
Edgardo A. Mercadante, President Chief Executive Officer

Dated: June 7, 2007